UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 14, 2007
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                             SureWest Communications
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             (Exact Name of Registrant as Specified in its Charter)

          California                      0-556                  68-0365195
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 (State or Other Jurisdiction       (Commission File          (IRS Employer
       of Incorporation)                 Number)            Identification No.)

200 Vernon Street, Roseville, California                                95678
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code          (916) 772-2000
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          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On May 14, 2007, SureWest Communications (the "Company") entered into an Amended and Restated Credit Agreement for a $100 million credit facility (the "Credit Facility") with CoBank, ACB (the "Lender"). The Credit Facility includes a $40 million term loan facility and a $60 million revolving loan facility.

Borrowings under the Credit Facility will bear interest based, at the Company's election, on the London interbank offered rate ("LIBOR") or the prime rate plus, in either case, an applicable margin, or a rate quoted by the Lender. The base rate will equal to CoBank's prime rate. The applicable margin is based on the Company's leverage ratio. The applicable margin ranges between 0.75% and 1.00% for LIBOR loans and between 0.00% and 0.25% for base rate loans.

The Credit Facility includes usual and customary covenants for credit facilities of this type, including covenants limiting debt, investments, dividends, transactions with affiliates, liens, mergers, asset sales and material changes in the business of the Company or its significant subsidiaries. The credit agreement also requires the Company to maintain a leverage and interest coverage ratios of less than or equal to 3.0 to 1.0 at the end of any fiscal quarter and adjusted consolidated net worth of not less than $160,000,000 at the end of any fiscal quarter.

In the event of a default by the Company under the Credit Facility, including cross-defaults relating to specified other debt of the Company or its significant subsidiaries in excess of $5 million, the Lender may declare the amounts outstanding, including all accrued interest, payable immediately. In addition, the Lender may enforce any and all rights and remedies created under the Credit Facility or applicable law. For events of default relating to bankruptcy or receivership, the amounts outstanding, including all accrued interest and any unpaid fees, become payable immediately.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the $100 million credit facility under the Amended and Restated Credit Agreement dated as of May 14, 2007 is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

      (d)   Exhibits.

      10.1 Amended and Restated Credit Agreement dated May 14, 2007 between SureWest Communications and CoBank, ACB.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUREWEST COMMUNICATIONS

                                       By: /s/  Steve C. Oldham
                                           --------------------
                                           Steve C. Oldham
                                           President and Chief Executive Officer
Date: May 14, 2007

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                                  EXHIBIT INDEX

  Exhibit No.                        Description
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     10.1      Amended and Restated Credit Agreement dated May 14, 2007 between
               SureWest Communications and CoBank, ACB.


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